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Exhibit 5.1

OPINION OF GARDERE WYNNE SEWELL LLP

Direct: 214-999-4245
Direct Fax: 214-999-3245
rsarfatis@gardere.com

May 7, 2007

Heelys, Inc.
3200 Belmeade Ave.
Carrollton, Texas 75006

Ladies and Gentlemen:

        This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by Heelys, Inc., a Delaware corporation (the "Company"), of 9,200,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), including up to 1,200,000 shares of Common Stock subject to the underwriters' over-allotment option, as described in the Registration Statement. All of the shares of Common Stock being offered are to be offered and sold by selling stockholders of the Company identified in the Registration Statement (collectively, the "Stockholder Shares") to the underwriters in accordance with the underwriting agreement referred to in the prospectus that is a part of the Registration Statement.

        As your counsel, we have examined such documents and such matters of fact and law as we have deemed necessary for the purpose of rendering the opinions expressed herein. Based on the foregoing, we are of the opinion that the Stockholder Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued, and are fully paid and non-assessable.

        The foregoing opinions are limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in effect on this date.

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

GARDERE WYNNE SEWELL LLP

By:	/s/ Robert Sarfatis Robert Sarfatis, Partner

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OPINION OF GARDERE WYNNE SEWELL LLP